Capital City Bank Group, Inc.
Reports Fourth Quarter and Full Year 2007 Results

Tallahassee, FL. – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income for the fourth quarter of 2007 totaling $7.7 million ($0.44 per diluted share) compared to $8.9 million ($0.48 per diluted share) in the fourth quarter of 2006 and $7.2 million ($0.41 per diluted share) for the third quarter of 2007.  Net income for the year ended 2007 totaled $29.7 million ($1.66 per diluted share) compared to $33.3 million ($1.79 per diluted share) for 2006.  Earnings per share reflect the company’s repurchase of 447,823 common shares during the fourth quarter and a total of 1,404,364 common shares for the full-year 2007.

“Net income for the final quarter and the full year were lower in 2007 than for the comparable periods of 2006 as a result of margin compression and a higher loan loss provision,” said William G. Smith, Jr., Chairman, President, and CEO of Capital City Bank Group, Inc.  “Consistent with the trends throughout the banking industry, our funding costs increased over the course of the year, but began to decline as the Fed lowered rates during the fourth quarter.”

“Credit quality and risk assessment are clearly the most important issues we are focused upon as we move into 2008.  Accordingly, during the fourth quarter we recognized a higher provision for loan losses putting coverage at .95% of total loans, or 72% of nonperforming loans.  We remain confident that the overall credit quality throughout our loan portfolio is sound and there are no significant concentrations in any particular borrower segment.”

“Noninterest income growth was favorable throughout the year and we were successful in reducing our total expenses year over year.  Due to our strong capital position and the current economic environment we had opportunities to repurchase a significant amount of our common stock.  We expect these factors to continue to benefit the company during 2008,” said Smith.

The Return on Average Assets was 1.18% and the Return on Average Equity was 9.68% for 2007 compared to 1.29% and 10.48%, respectively, for 2006.  For the fourth quarter of 2007, the aforementioned metrics were 1.21% and 10.16% compared to 1.37% and 10.84% for the comparable quarter in 2006 and 1.15% and 9.44% for the third quarter of 2007.

Discussion of Financial Condition

Average earning assets were $2.191 billion for the fourth quarter, a decrease of $46.8 million, or 2.1%, from the fourth quarter of 2006 due to share repurchase activity, which approximated $43.2 million for 2007, and investment in office expansion.  Average loans decreased $95.7 million, or 4.8% during the same period reflecting of a high level of principal pay-downs and loan pay-offs, including the pay-off of several larger commercial loans, and a slowing of lending activity.  On a linked quarter basis, however, average loans were up slightly.  Compared to the third quarter of 2007, average earning assets increased $46.5 million, or 2.2%, due to an increase in deposits, which is discussed in more detail below.

Nonperforming assets of $28.2 million increased from the prior year-end by $19.4 million and from the linked third quarter by $14.1 million.  Nonaccrual loans increased $17.1 million and $12.7 million, respectively, from the same prior-year periods.  The increase in nonaccrual loans in the fourth quarter primarily reflects the addition of three large loan relationships totaling $10.7 million, which had been internally identified as problem loans as of the end of the third quarter.  Two of the aforementioned loans totaling $4.8 million are to borrowers employed in the real estate market and the other loan relationship totaling $5.9 million consists of loans to a commercial business.  Other real estate owned totaled $3.0 million at year-end compared to $1.7 million at the end of the prior quarter and $0.7 million at year-end 2006.  Nonperforming assets represented 1.47% of loans and other real estate at the end of the fourth quarter compared to .74% at the end of the third quarter and .44% at year-end 2006.

Average total deposits were $2.017 billion for the fourth quarter, a decrease of $11.7 million, or .58% from the fourth quarter of 2006 due primarily to a decline in savings ($14.5 million) and certificates of deposit ($13.4 million) balances.  NOW and money market deposits, combined, experienced a net increase of $78.6 million for the same period driven by strong growth in public funds deposits during the fourth quarter of 2007, most of which are negotiated NOW accounts, while noninterest bearing deposits declined $62.5 million.  Compared to the linked third quarter of 2007, average deposits increased $62.6 million, or 3.2% due to a significant increase in the level of public funds, a portion of which is attributable to normal seasonal activity, while the balance is due to changing market conditions.  During the fourth quarter several local government entities, which are clients, transferred significant balances from the State Board of Administration’s Local Government Investment Pool to Capital City Bank.  These balances are reflected in our NOW account deposits, which increased, based on monthly averages, from $521 million in September to $719 million in December.  While this growth added to our net interest income, public funds are generally higher cost deposits, which drove our average cost of funds up and thereby lowered our net interest margin percentage for the quarter.  This is addressed in greater detail under “Discussion of Operating Results” below.  As is normal with seasonal deposits, management expects deposit levels to decline during the first quarter of 2008.

The Company had approximately $84.0 million in average net overnight funds sold for the fourth quarter of 2007 as compared to $31.9 million in average net overnight funds sold in the third quarter of 2007 and $26.1 million in the fourth quarter of 2006.  Loan balances, which declined through the first nine months of 2007, and the recent influx of public deposits contributed to the growth in overnight funds, which was partially offset by the repurchase of $43 million in CCBG common stock during 2007.

Discussion of Operating Results

Tax equivalent net interest income for the three and twelve months ended December 31, 2007, was $28.2 million and $114.7 million, respectively, compared to $30.2 million and $120.9 million for the comparable periods in 2006.  Year-over-year, the decline in net interest income was due to an increase in interest expense driven by higher average rates, an unfavorable shift in our deposit mix as clients sought higher yielding deposit products, and a $75 million reduction in the level of average earning assets.  The full year net interest margin of 5.25% decreased 10 basis points from 2006 attributable to a 36 basis point increase in our cost of funds, partially offset by a 26 basis point increase in the earning asset yield.  The net interest margin declined 25 basis points between the fourth quarters of 2007 and 2006, reflecting a 15 basis point reduction in the yield on earning assets and a 10 basis point increase in the cost of funds.  While management believes it has been successful in neutralizing the impact of the Fed rate reductions during the fourth quarter of 2007, the influx of higher cost public funds (primarily negotiated NOW accounts – See “Discussion of Financial Condition” for additional information) and a higher average rate on certificates of deposit drove cost of funds up relative to the fourth quarter of 2006.  On a linked quarter basis, fourth quarter tax equivalent net interest income decreased $321,000, or 1.1%, and the net interest margin declined 17 basis points.  The yield on earning assets declined 25 basis points attributable to a 100 basis point reduction in the Fed’s target rate, a $14.1 million increase in nonperforming assets and a slightly unfavorable shift in asset mix.  The average cost of funds declined eight basis points reflecting a reduction of average rates paid in response to the Fed’s rate cuts; however, a significant portion of this benefit was offset by the influx of higher costs public funds as noted above.  Further, it should be noted that net interest income in all comparative periods has been impacted by the rising level of nonperforming assets, which has increased from $8.7 million at December 31, 2006 to $28.2 million at December 31. 2007; and the lower level of noninterest bearing deposits, which have declined throughout 2006 and 2007 reflecting the disintermediation of noninterest bearing funds in a higher interest rate environment.

The provision for loan losses for the current quarter and full year was $1.7 million and $6.2 million, respectively, compared to $0.5 million and $2.0 million for the same periods in 2006.  The increase in both periods is attributable an increase in charge-offs and a higher level of required reserves reflective of the current credit environment that has been impacted by a slowdown in housing and real estate markets.  For the full year, net charge-offs totaled $5.3 million, or .27%, of average loans compared to $2.2 million, or .11% in 2006.  For the fourth quarter, net charge-offs totaled $1.6 million, or .34% of average loans compared to $1.0 million, or .21% in the linked third quarter and $0.6 million, or .11% for the fourth quarter of 2006.  At quarter-end, the allowance for loan losses was .95% of outstanding loans (net of overdrafts) and provided coverage of 72% of nonperforming loans.

Noninterest income for the three and twelve months ended December 31, 2007, was $15.8 million and $59.3 million, respectively, compared to $14.4 million and $55.6 million for the comparable periods in 2006.  Higher deposit fees ($862,000), data processing fees ($144,000), card processing fees ($166,000), and other income ($621,000) drove the improvement for the three month period.  Increases in deposit fees ($1.5 million), retail brokerage fees ($419,000), card processing fees ($931,000), and other income ($801,000) were the primary reasons for the improvement for the twelve month period.  Compared to the linked third quarter, noninterest income rose $1.4 million or 9.6% due to higher deposit fees and other income, which included a one-time gain ($540,000 before-tax) on the sale of a banking office.  The increase in deposit fees across all periods reflects higher activity levels and improved collection.

Noninterest expense continues to be very well controlled as evidenced by a nominal increase of $1.6 million, or 5.4% for the three month period and $424,000, or .35% for the twelve month period, as compared to the same periods in 2006.  The increase in each period is attributable to a one-time, pre-tax charge of $1.9 million, which was recorded in the fourth quarter of 2007 to establish a litigation reserve1.  Capital City Bank is a member of Visa, U.S.A. and this reserve was established in connection with lawsuits filed against Visa, U.S.A., i.e. the “Covered” litigation.  CCBG currently anticipates that its proportional share of the proceeds of Visa’s planned initial public offering will more than offset any liabilities related to its pro-rata share of the “Covered” litigation.  Compensation expense for both periods reflects reduced expense levels for performance based incentive plans and lower pension expense.  Lower expense for courier services also contributed positively to both periods reflective of management’s implementation during the first half of 2007 of a new process whereby the daily work from the offices is transmitted electronically rather than by courier.

Income tax expense for the three and twelve months was $2.4 million and $13.7 million, respectively, compared to $4.7 million and $17.9 million for the same periods in 2006.  During the fourth quarter of 2007, the company trued-up its deferred tax liabilities.  As a result, income tax expense was reduced by $937,000 in the current quarter.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.6 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services. The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 71 banking offices, three mortgage lending offices, and 79 ATMs in Florida, Georgia and Alabama.  In 2006, Mergent, Inc., a leading provider of information on publicly traded companies, named the Company as a Dividend Achiever.  To be named a Dividend Achiever, a public company must have increased its regular cash dividends for at least 10 consecutive years.  Of all publicly traded U.S. companies that pay dividends, less than three percent made this list.  Capital City Bank Group, Inc. was also named to this list in 2005.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially.  The following factors, among others, could cause our actual results to differ: our ability to integrate acquisitions; the strength of the U.S. economy and the local economies where we conduct operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; changes in consumer spending and savings habits; our growth and profitability; changes in accounting; and our ability to manage the risks involved in the foregoing.  Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

1 The nature and circumstances surrounding this one-time charge, which is expected to be reversed upon consummation of Visa, Inc.’s planned initial public offering, is fully explained in Form 8-Ks filed with the SEC by the Company on 1/10/08 and 1/22/08.

EARNINGS HIGHLIGHTS
	Three Months Ended			Twelve Months Ended
	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
(Dollars in thousands, except per share data)	2007	2007	2006	2007	2006
EARNINGS
Net Income	$7,664	7,171	8,850	29,683	33,265
Diluted Earnings Per Common Share	0.44	0.41	0.48	1.66	1.79
PERFORMANCE
Return on Average Equity	10.16%	9.44%	10.84%	9.68%	10.48%
Return on Average Assets	1.21	1.15	1.37	1.18	1.29
Net Interest Margin	5.10	5.27	5.35	5.25	5.35
Noninterest Income as % of Operating Revenue	36.49	34.08	32.71	34.57	31.81
Efficiency Ratio	68.51	66.27	63.99	66.77	65.42
CAPITAL ADEQUACY
Tier 1 Capital Ratio	13.05%	13.74%	14.00%	13.05%	14.00%
Total Capital Ratio	14.05	14.76	14.95	14.05	14.95
Leverage Ratio	10.41	11.49	11.30	10.41	11.30
Equity to Assets	11.19	12.26	12.15	11.19	12.15
ASSET QUALITY
Allowance as % of Non-Performing Loans	71.92%	145.49%	214.09%	71.92%	214.09%
Allowance as a % of Loans	0.95	0.95	0.86	0.95	0.86
Net Charge-Offs as % of Average Loans	0.34	0.21	0.11	0.27	0.11
Nonperforming Assets as % of Loans and ORE	1.47	0.74	0.44	1.47	0.44
STOCK PERFORMANCE
High	$34.00	36.40	35.98	36.40	37.97
Low	24.60	27.69	30.14	24.60	29.51
Close	28.22	31.20	35.30	28.22	35.30
Average Daily Trading Volume	52,489	40,247	19,826	39,385	20,449

CAPITAL CITY BANK GROUP, INC. CONSOLIDATED STATEMENT OF INCOME Unaudited
	2007				2006	Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2007	2006

INTEREST INCOME
Interest and Fees on Loans	$37,730	38,692	39,092	39,053	40,096	154,567	156,666
Investment Securities	1,992	1,968	1,943	1,940	1,928	7,843	7,188
Funds Sold	1,064	639	689	521	576	2,913	2,039
Total Interest Income	40,786	41,299	41,724	41,514	42,600	165,323	165,893

INTEREST EXPENSE
Deposits	11,323	11,266	11,098	11,000	10,830	44,687	37,253
Short-Term Borrowings	639	734	737	761	722	2,871	3,075
Subordinated Notes Payable	936	936	932	926	936	3,730	3,725
Other Long-Term Borrowings	343	453	496	502	515	1,794	2,704
Total Interest Expense	13,241	13,389	13,263	13,189	13,003	53,082	46,757
Net Interest Income	27,545	27,910	28,461	28,325	29,597	112,241	119,136
Provision for Loan Losses	1,699	1,552	1,675	1,237	460	6,163	1,959
Net Interest Income after Provision for Loan Losses	25,846	26,358	26,786	27,088	29,137	106,078	117,177

NONINTEREST INCOME
Service Charges on Deposit Accounts	7,256	6,387	6,442	6,045	6,394	26,130	24,620
Data Processing	853	775	790	715	709	3,133	2,723
Asset Management Fees	1,100	1,200	1,175	1,225	1,180	4,700	4,600
Retail Brokerage Fees	619	625	804	462	586	2,510	2,091
Gain on Sale of Investment Securities	7	-	-	7	-	14	(4)
Mortgage Banking Revenues	425	642	850	679	787	2,596	3,235
Merchant Fees	1,743	1,686	1,892	1,936	1,694	7,257	6,978
Interchange Fees	962	934	951	910	845	3,757	3,105
ATM/Debit Card Fees	705	685	661	641	658	2,692	2,519
Other	2,153	1,497	1,519	1,342	1,532	6,511	5,710
Total Noninterest Income	15,823	14,431	15,084	13,962	14,385	59,300	55,577

NONINTEREST EXPENSE
Salaries and Associate Benefits	14,472	15,096	14,992	15,719	14,943	60,279	60,855
Occupancy, Net	2,378	2,409	2,324	2,236	2,460	9,347	9,395
Furniture and Equipment	2,534	2,513	2,494	2,349	2,259	9,890	9,911
Intangible Amortization	1,458	1,459	1,458	1,459	1,484	5,834	6,085
Other	10,772	8,442	8,629	8,799	8,838	36,642	35,322
Total Noninterest Expense	31,614	29,919	29,897	30,562	29,984	121,992	121,568

OPERATING PROFIT	10,055	10,870	11,973	10,488	13,538	43,386	51,186
Provision for Income Taxes	2,391	3,699	4,082	3,531	4,688	13,703	17,921
NET INCOME	$7,664	7,171	7,891	6,957	8,850	29,683	33,265

PER SHARE DATA
Basic Earnings	$0.44	0.41	0.43	0.38	0.48	1.66	1.79
Diluted Earnings	0.44	0.41	0.43	0.38	0.48	1.66	1.79
Cash Dividends	0.185	0.175	0.175	0.175	0.175	0.710	0.663
AVERAGE SHARES
Basic	17,444	17,709	18,089	18,409	18,525	17,909	18,585
Diluted	17,445	17,719	18,089	18,420	18,569	17,912	18,610

CAPITAL CITY BANK GROUP, INC. CONSOLIDATED STATEMENT OF FINANCIAL CONDITION Unaudited
	2007				2006
	Fourth	Third	Second	First	Fourth
(Dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter

ASSETS
Cash and Due From Banks	$93,437	91,378	95,573	92,233	98,769
Funds Sold and Interest Bearing Deposits	166,260	19,599	77,297	93,832	78,795
Total Cash and Cash Equivalents	259,697	110,977	172,870	186,065	177,564

Investment Securities, Available-for-Sale	190,719	184,609	189,680	191,446	191,894

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	208,864	205,628	203,555	205,048	229,327
Real Estate - Construction	142,248	145,343	159,751	180,549	179,072
Real Estate - Commercial	634,920	631,418	640,172	643,272	643,885
Real Estate - Residential	481,150	480,488	493,783	509,040	524,301
Real Estate - Home Equity	192,428	183,620	175,781	172,283	173,597
Consumer	243,415	246,137	240,110	235,175	234,596
Credit Card	-	-	-	-	-
Other Loans	7,222	8,739	14,715	14,899	11,837
Overdrafts	5,603	2,515	2,844	5,575	3,106
Total Loans, Net of Unearned Interest	1,915,850	1,903,888	1,930,711	1,965,841	1,999,721
Allowance for Loan Losses	(18,066)	(18,001)	(17,469)	(17,108)	(17,217)
Loans, Net	1,897,784	1,885,887	1,913,242	1,948,733	1,982,504

Premises and Equipment, Net	98,612	95,816	92,656	88,812	86,538
Intangible Assets	98,568	100,026	101,485	102,944	104,402
Other Assets	70,947	62,611	60,815	60,117	55,008
Total Other Assets	268,127	258,453	254,956	251,873	245,948

Total Assets	$2,616,327	2,439,926	2,530,748	2,578,117	2,597,910

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$432,659	419,242	456,986	467,875	490,014
NOW Accounts	744,093	530,619	559,050	575,740	599,433
Money Market Accounts	386,619	399,578	401,415	396,150	384,568
Regular Savings Accounts	111,600	115,955	119,585	124,970	125,500
Certificates of Deposit	467,373	472,019	472,554	477,327	482,139
Total Deposits	2,142,344	1,937,413	2,009,590	2,042,062	2,081,654

Short-Term Borrowings	53,131	63,817	74,307	77,936	65,023
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	26,731	29,725	41,276	42,879	43,083
Other Liabilities	38,559	47,031	41,251	41,841	29,493

Total Liabilities	2,323,652	2,140,873	2,229,311	2,267,605	2,282,140

SHAREOWNERS' EQUITY
Common Stock	172	176	179	183	185
Additional Paid-In Capital	38,243	50,789	58,001	71,366	80,654
Retained Earnings	260,325	255,876	251,838	246,959	243,242
Accumulated Other Comprehensive Loss, Net of Tax	(6,065)	(7,788)	(8,581)	(7,996)	(8,311)

Total Shareowners' Equity	292,675	299,053	301,437	310,512	315,770

Total Liabilities and Shareowners' Equity	$2,616,327	2,439,926	2,530,748	2,578,117	2,597,910

OTHER BALANCE SHEET DATA
Earning Assets	$2,272,829	2,108,096	2,197,688	2,251,119	2,270,410
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Deposit Base	12,578	13,988	15,399	16,810	18,221
Other	1,179	1,227	1,275	1,323	1,370
Interest Bearing Liabilities	1,852,434	1,674,600	1,731,074	1,757,889	1,762,633

Book Value Per Diluted Share	$17.03	16.95	16.87	16.97	17.01
Tangible Book Value Per Diluted Share	11.30	11.28	11.19	11.34	11.39

Actual Basic Shares Outstanding	17,183	17,628	17,869	18,287	18,518
Actual Diluted Shares Outstanding	17,184	17,639	17,869	18,297	18,562

CAPITAL CITY BANK GROUP, INC. ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS Unaudited
	2007				2006
	Fourth	Third	Second	First	Fourth
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$18,001	17,469	17,108	17,217	17,311
Provision for Loan Losses	1,699	1,552	1,675	1,237	460
Net Charge-Offs	1,634	1,020	1,314	1,346	554

Balance at End of Period	$18,066	18,001	17,469	17,108	17,217
As a % of Loans	0.95	0.95	0.91	0.87	0.86
As a % of Nonperforming Loans	71.92	145.49	193.69	207.67	214.09
As a % of Nonperforming Assets	64.15	128.05	172.60	181.23	197.19

CHARGE-OFFS
Commercial, Financial and Agricultural	$370	279	253	560	81
Real Estate - Construction	58	-	-	108	-
Real Estate - Commercial	133	245	5	326	54
Real Estate - Residential	209	161	992	67	154
Consumer	1,302	854	534	761	787

Total Charge-Offs	$2,072	1,539	1,784	1,822	1,076

RECOVERIES
Commercial, Financial and Agricultural	$47	44	47	36	77
Real Estate - Construction	-	-	-	-	-
Real Estate - Commercial	2	2	5	5	9
Real Estate - Residential	5	2	26	3	1
Consumer	384	471	392	432	435

Total Recoveries	$438	519	470	476	522

NET CHARGE-OFFS	$1,634	1,020	1,314	1,346	554

Net Charge-Offs as a % of Average Loans (1)	0.34	0.21	0.27	0.28	0.11

RISK ELEMENT ASSETS
Nonaccruing Loans	$25,120	12,373	9,019	8,238	8,042
Restructured	-	-	-	-	-
Total Nonperforming Loans	25,120	12,373	9,019	8,238	8,042
Other Real Estate	3,043	1,685	1,102	1,202	689
Total Nonperforming Assets	$28,163	14,058	10,121	9,440	8,731

Past Due Loans 90 Days or More	$416	874	332	860	135

Nonperforming Loans as a % of Loans	1.31	0.65	0.47	0.42	0.40
Nonperforming Assets as a % of
Loans and Other Real Estate	1.47	0.74	0.52	0.48	0.44
Nonperforming Assets as a % of Capital (2)	9.06	4.43	3.17	2.88	2.62

(1) Annualized

(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES (1) Unaudited
	Fourth Quarter 2007			Third Quarter 2007			Second Quarter 2007			First Quarter 2007			Fourth Quarter 2006			Twelve Months Ended December 2007			Twelve Months Ended December 2006
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Averate Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

ASSETS:
Loans, Net of Unearned Interest	$1,908,069	$37,969	7.89%	1,907,235	38,901	8.09	1,944,969	39,300	8.10	$1,980,224	$39,264	8.04%	2,003,719	40,296	7.98	$1,934,850	$155,434	8.03%	2,029,397	157,227	7.75

Investment Securities
Taxable Investment Securities	99,055	1,226	4.93	102,618	1,224	4.75	105,425	1,236	4.68	108,377	1,263	4.67	108,041	1,263	4.66	103,840	4,949	4.76	112,392	4,851	4.31
Tax-Exempt Investment Securities	87,358	1,178	5.39	85,446	1,142	5.35	83,907	1,088	5.19	82,627	1,039	5.03	82,568	1,020	4.94	84,849	4,447	5.24	74,634	3,588	4.81

Total Investment Securities	186,413	2,404	5.15	188,064	2,366	5.02	189,332	2,324	4.91	191,004	2,302	4.82	190,609	2,283	4.78	188,689	9,396	4.97	187,026	8,439	4.51

Funds Sold	96,748	1,064	4.31	49,438	639	5.06	52,935	689	5.15	40,332	521	5.17	43,738	576	5.15	59,989	2,913	4.79	41,854	2,039	4.81

Total Earning Assets	2,191,230	$41,437	7.50%	2,144,737	41,906	7.75	2,187,236	42,313	7.76	2,211,560	$42,087	7.71%	2,238,066	43,155	7.65	2,183,528	$167,743	7.68%	2,258,277	167,705	7.42

Cash and Due From Banks	85,598			84,477			88,075			88,679			94,449			86,692			100,237
Allowance For Loan Losses	(18,127)			(17,664)			(17,263)			(17,073)			(17,503)			(17,535)			(17,486)
Other Assets	260,981			256,153			253,204			247,624			242,345			254,532			240,050

Total Assets	$2,519,682			2,467,703			2,511,252			$2,530,790			$2,557,357			$2,507,217			2,581,078

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$608,347	$2,980	1.94%	525,795	2,531	1.91	541,525	2,611	1.93	$552,303	$2,626	1.93%	542,751	2,522	1.84	$557,060	$10,748	1.93%	518,671	7,658	1.48
Money Market Accounts	404,406	3,217	3.16	403,957	3,565	3.50	393,403	3,458	3.53	386,736	3,427	3.59	391,346	3,488	3.54	397,193	13,667	3.44	370,257	11,687	3.16
Savings Accounts	113,527	57	0.20	117,451	70	0.24	122,560	74	0.24	125,419	78	0.25	128,027	76	0.24	119,700	279	0.23	134,033	278	0.21
Time Deposits	471,454	5,069	4.27	471,868	5,100	4.29	474,761	4,955	4.19	480,964	4,869	4.11	484,807	4,744	3.88	474,728	19,993	4.21	507,283	17,630	3.48
Total Interest Bearing Deposits	1,597,734	11,323	2.81	1,519,071	11,266	2.94	1,532,249	11,098	2.91	1,545,422	11,000	2.89	1,546,931	10,830	2.78	1,548,681	44,687	2.89	1,530,244	37,253	2.43

Short-Term Borrowings	64,842	639	3.89	65,130	734	4.45	66,764	737	4.41	68,911	761	4.46	65,385	722	4.36	66,397	2,871	4.31	78,700	3,075	3.89
Subordinated Notes Payable	62,887	936	5.91	62,887	936	5.91	62,887	932	5.94	62,887	926	5.97	62,887	936	5.91	62,887	3,730	5.93	62,887	3,724	5.92
Other Long-Term Borrowings	28,215	343	4.83	38,269	453	4.70	42,284	496	4.71	43,137	502	4.72	43,453	515	4.71	37,936	1,794	4.73	57,260	2,704	4.72

Total Interest Bearing Liabilities	1,753,678	$13,241	3.00%	1,685,357	13,389	3.15	1,704,184	13,263	3.12	1,720,357	$13,189	3.11%	1,718,656	13,003	3.00	1,715,901	$53,082	3.09%	1,729,091	46,756	2.70

Noninterest Bearing Deposits	419,002			435,089			455,169			458,304			481,522			441,765			504,687
Other Liabilities	47,660			45,721			42,547			35,645			33,276			42,934			29,964

Total Liabilities	2,220,340			2,166,167			2,201,900			2,214,306			2,233,454			2,200,600			2,263,742

SHAREOWNERS' EQUITY:	$299,342			301,536			309,352			$316,484			323,903			$306,617			317,336

Total Liabilities and Shareowners' Equity	$2,519,682			2,467,703			2,511,252			$2,530,790			2,557,357			$2,507,217			2,581,078

Interest Rate Spread		$28,196	4.50%		28,517	4.60		29,050	4.64		$28,898	4.60%		30,152	4.65		$114,661	4.59%		120,949	4.72

Interest Income and Rate Earned (2)		$41,437	7.50		41,906	7.75		42,313	7.76		$42,087	7.71		43,155	7.65		$167,743	7.68		167,705	7.42
Interest Expense and Rate Paid (2)		13,241	2.40		13,389	2.48		13,263	2.43		13,189	2.42		13,003	2.30		53,082	2.43		46,756	2.07

Net Interest Margin		$28,196	5.10%		28,517	5.27		29,050	5.33		$28,898	5.29%		30,152	5.35		$114,661	5.25%		120,949	5.35

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.

(2) Rate calculated based on average earning assests.